NAME OF REGISTRANT
Franklin Universal Trust
File No. 811-5569


EXHIBIT ITEM No. 77C: Submission of matters to vote of security holders.







                    FRANKLIN UNIVERSAL TRUST
        MINUTES OF THE 2005 ANNUAL SHAREHOLDERS' MEETING

                        February 16, 2005





The Annual Shareholders' Meeting of Franklin Universal Trust (the
"Fund") was held on February 16, 2005 at 2:00 p.m. Pacific Time at the offices of the Fund, One Franklin Parkway, San Mateo,
California, 94403.

David  Goss, Vice President and Assistant Secretary of the  Fund,
acting  as  Chairman presided at the Meeting  and  Jason  Venner,
Associate   Corporate  Counsel  for  Franklin  Resources,   Inc.,
conducted the meeting.

The reading of the "Notice of 2005 Annual Shareholders' Meeting" dated January 25, 2005, was waived. Mr. Venner indicated that the Notice of the Meeting and the accompanying Proxy Statement would be entered into the Minutes of the Meeting.

Mr.  Goss  appointed  Joyce L. Sanns to  serve  as  Inspector  of
Election and Ms. Sanns accepted the appointment.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Inspector of Election reported that on the record date, December 16, 2004, there were 27,924,293.784 shares of the Fund issued, outstanding and entitled to vote at the Meeting, and that a majority of such shares was represented by proxy at the Meeting and there was the quorum needed to transact the business of the Meeting.

Mr. Venner then called for voting on the matter set forth in the Proxy Statement. Ms. Sanns then reported that the proposal passed and the voting was as follows:

Regarding the election of a Board of Trustees of the Fund:


                                     % of
                        Shares    Outstandin
       Trustees          For          g
                                    Shares
  Harris J. Ashton    24,708,022   88.482%
  Robert F. Carlson   .463         88.423%
  S. Joseph           24,691,411   88.482%
  Fortunato           .094         88.530%
  Edith E. Holiday    24,708,023   88.521%
  Edward B. Jamieson  .700         88.491%
  Charles B. Johnson  24,721,269   88.553%
  Rupert H. Johnson,  .489         88.432%
  Jr.                 24,718,808   88.405%
  Frank W.T. LaHaye   .673
  Gordon S. Macklin   24,710,430
                      .204
                      24,727,855
                      .765
                      24,694,064
                      .402
                      24,686,551
                      .493


There being no further business to come before the meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



Dated:  February 16, 2005

/s/ David P. Goss_____

David P. Goss
Vice President and Assistant Secretary